(Hong Kong S.A.R. = Hong Kong Special Administration Region)

DISTRIBUTION AGREEMENT

between

Siemens Aktiengesellschaft, Berlin and Munich

- hereinafter referred to as "Siemens" -

and

U.S.-China Industrial Exchange, Inc., Bethesda, Maryland

- hereinafter referred to as "the Distributor" -

- Siemens and the Distributor hereinafter referred to individually as "a Party"

and collectively as "the Parties" -

Preamble

WHEREAS Siemens has appointed Siemens Ltd., China, Beijing (hereinafter referred to as SLC) the sole agent for products, systems and services of certain Siemens Groups in the People's Republic of China and

WHEREAS Siemens has granted SLC the exclusive right to market and coordinate the sale of Contractual

Products in the People's Republic of China, and WHEREAS the Parties agree to have certain rights exercised by the Distributor, the Parties hereby conclude the following Agreement:

1. Subject of the Agreement

1.1 Siemens hereby authorizes the Distributor to mediate and sell contractual Products in the Territory as defined below.

1.2 The Territory is the People's Republic of China excluding Hong Kong S.A.R.

1.3 Contractual Products are the products, systems and services of the Siemens Groups as listed in

Annex 1.

1.4 The rights granted for Contractual Products under Subsection 1.1 above are exclusive. Siemens retains the right to sell Contractual Products in the Territory, as provided in Subsection 8.2.

1.5 This Agreement shall neither bind Siemens in any way to accept any orders nor confer to the

Distributor any right or authority to obligate Siemens to accept orders.

1.6 The Distributor shall not assume obligations in the name of or on the account of Siemens and shall not make any representations or warranties on behalf of Siemens, except as expressly authorized by Siemens in writing.

1.7 The Distributor shall be deemed at all times to be an independent contractor and nothing contained herein shall be deemed to create the relationship of employer and employee,

partnership or joint venture between the Distributor and Siemens or SLC.

1.8 Distributor may appoint its wholly owned subsidiary companies to undertake Distributor's obligations pursuant to this Agreement, provided, however, that Distributor continues to remain liable for performance of its obligations under this Agreement. Siemens has to approve in written.

Approval will not be unreasonably withheld. Stipulations made under this agreement also apply for

Chindex's wholly owned subsidiary companies.

2. Sales Activities

2.1 The Distributor shall use its best efforts to promote, mediate and sell Contractual Products in the

Territory. The Distributor shall maintain the organization necessary to ensure optimum sales activity for Contractual Products.

For this purpose, the Distributor shall, among other things:

2.1.1 maintain a stock of Contractual Products for demonstration purposes commensurate with the expected business; and

2.1.2 set up maintenance workshop facilities and showrooms corresponding to the requirements of the business;

2.1.3 provide adequate technical service for regular maintenance and repair of Contractual

Products in the Territory, regardless of when a how these products have been brought into the Territory, and maintain a stock of spare parts sufficient to satisfy customer demand;

2.1.4 maintain adequate installation, erection and commissioning capabilities.

2.2 Siemens shall furnish the Distributor with product lists and other sales literature in appropriate quantity in English, if available. Furthermore, Siemens shall assist the Distributor, upon request,

to the extent feasible in producing special sales literature according to the terms of a separate agreement.

2.3 The Parties shall agree upon a marketing and sales plan in which they shall jointly define the quarterly and annual sales targets/quotas for the Distributor in a separate written agreement which has to be duly signed by the parties until the end of September of each calendar year. At Siemens'

request, such sales targets are to be reviewed on a quarterly basis.

3. Use of the Name Siemens and of the Trademark SIEMENS and other Trademarks

3.1 No reference to Siemens shall be made on the Distributor's stationery, visiting cards, sales promotional or other written material without the prior written approval of Siemens.

3.2 Subject to revocation by Siemens at any time, the Distributor shall be permitted to use the trademark SIEMENS and other trademarks registered in Siemens' name for advertising and promotional purposes, provided that the Distributor observes the applicable Siemens directives and uses only those trademark designs approved in writing in advance by Siemens.

3.3 Upon termination of this Agreement, the Distributor shall immediately cease to use in any manner whatsoever the name Siemens and the trademark SIEMENS, as well as any other trademark in which Siemens has any rights.

4. Advertising

4.1 The Distributor shall advertise and promote Contractual Products in a manner intended to achieve optimum development of the business and in accordance with Siemens' advertising directives.

The Distributor shall obtain the written approval of Siemens prior to the implementation of any major advertising campaign.

4.2 Following agreement by the Parties, Siemens shall advise the Distributor concerning planning,

organization and implementation of advertising for Contractual Products.

In addition, at the Distributor's cost, Siemens shall supply the Distributor with sufficient samples of advertising material and other requisite material needed for the Distributor's own production of advertising material.

4.3 Siemens shall furnish the Distributor advertising material relating to Contractual Products according to terms to be agreed upon.

5. Reporting and Records

5.1 The Distributor shall make regular reports to Siemens and SLC in the manner and at the intervals requested, in any event on a quarterly basis, concerning the business with Contractual Products,

target review, the market situation, business prospects, activities of competitors and other pertinent developments. In case sales performance according to paragraph 2.3 is short of expectations, Siemens, SLC and Chindex will jointly analyze reasons thereof and common corrective actions shall be designed in view of along-term cooperation.

5.2 Distributor shall maintain a complete record of all sales of Contractual Products, showing customer name, date of sale, instrument model and serial number, and copies of sales order acknowledgments and invoices for all Contractual Products. Distributor shall also maintain a complete record of all service calls relating to Contractual Products, showing customer name, date of call, instrument model and serial number, nature of call, service work performed and other information as Siemens may reasonably request. The records referred to in this Section, or copies thereof, shall be supplied to Siemens upon its request. The records may be used by Siemens for such purposes as it deems useful in its discretion.

6. Training of Personnel

Subject to prior agreement concerning the number of trainees and the kind, extent, location and duration of their training, Siemens shall train suitably qualified personnel of the Distributor. Unless otherwise agreed upon, the Distributor shall bear the costs for the trainees, including travel and living expenses.

7. Inquiries

7.1 SLC shall forward direct inquiries from the Territory to the Distributor for further action.

7.2 The Distributor shall forward to Siemens any and all inquiries regarding Contractual Products that are received from countries located outside the Territory and shall forward to SLC any and all inquiries from within the Territory regarding products, systems and services not defined in

Annex 1. The Distributor, however, shall have no claim to compensation from the aforementioned referrals.

8. Transactions

8.1 Transactions concerning Contractual Products shall be performed by the Distributor in its own name and on its own account or by Siemens on a commission basis.

Transactions on a commission basis are those which Siemens effects in the Territory.

8.2 Siemens reserves the right to perform transactions on a commission basis, e.g., in cases involving unusual technical or financial risks, or if required by law or requested by governmental authorities or international institutions. Or if, the Contractual Products are part of an order the substantial part of which involves other products of Siemens or its affiliated companies or if the Contractual

Products are sold under a Softloan other than US Exim.

9. Performance of Transactions on Distributor's Own Account, Spare Parts

9.1 Distributor shall place its orders directly with Siemens or an affiliated company designated by

Siemens, and all correspondence concerning orders, deliveries and payments shall be addressed to Siemens or the aforementioned affiliated company. It is understood that the affiliated company for the purpose of this Agreement shall be Acuson Corporation at 1220 Charleston Road, Mountain

View, CA 94043, United States of America as well as Siemens Ltd. China (and affiliated companies).

9.2 Prices for Contractual Products purchased by the Distributor are quoted in regularly updated price lists or in the offers made by Siemens in individual cases.

9.3 The Distributor is entitled to set its own resale prices and terms. Consistent with an optimal development of the business, taking to account market capacity and product competitiveness

9.4 The delivery of Contractual Products by Siemens to the Distributor is subject to the conditions specified in Annexes 2, 3, 4 and 5, namely:

    "General Conditions for the Supply and Delivery - Exports - Medical Solutions",
    "General Conditions for Installation - Exports - Medical Solutions",

    "Special Warranty Terms for High-Vacuum Elements (HVE) - Export - Medical Solutions",

"Supplementary Regulations for Medical Solutions - Product Safety, Product Observation and

ISO Certification",

Unless otherwise provided for in this Agreement or in other special conditions, as agreed upon,

applicable to certain products, systems or services, types of business or special transactions.

9.5 Payment shall be remitted to Siemens in accordance with the general or special terms of payment agreed upon with the Distributor. Payment shall be deemed to have been effected on the day on which Siemens is unconditionally free to dispose of the paid amount at a paying office chosen by

Siemens within or outside of the Federal Republic of Germany.

Siemens shall, at any time, be entitled to assign to third parties any payment claims arising from this Agreement. The Distributor hereby agrees to such possible assignment.

9.6 Exchange parts are subject to Siemens' standard procedure, which will be provided separately.

10. Performance of Transactions on a Commission Basis

10.1 Siemens shall inform the Distributor in those instances, as described in Subsection 8.2, in which

Siemens intends to perform transactions on a commission basis.

10.2 In the event transactions are performed on a commission basis, the Distributor agrees to use its best efforts to assist Siemens and to make available to Siemens its organization and connections.

10.3 In special cases where the Distributor concludes contracts or agreements on behalf of Siemens,

such contracts or agreements require the prior written consent and power of attorney of Siemens.

11. Commissions, Product Support and Services

11.1 The Distributor shall receive for transactions on a commission basis a commission to be agreed upon on a case-by-case basis in accordance with the extent of its contribution, the nature and volume of the transaction and the price realized. Only insofar as the Distributor has contributed to a transaction shall a commission be allowed.

No commission shall be allowed with respect to costs such as freight, packing, insurance,

financing, traveling costs, daily allowances and the like.

11.2 All efforts and expenditures of the Distributor in bringing about a sale, contributing to the performance under the transaction and providing subsequent service, as well as any expenses incurred by the Distributor in connection with the performance of this Agreement, shall be deemed to be compensated by the commission.

11.3 No commission shall be allowed if Contractual Products are imported into the Territory:

11.3.1 as free-of-charge replacements;

11.3.2 for investment purposes of Siemens or its directly- or indirectly-associated companies;

11.3.3 for production requirements of directly- or indirectly-associated companies of

Siemens;

11.3.4 as supplies under a manufacturing license agreement; or

11.3.5 by third parties.

11.4 Unless otherwise agreed upon in individual cases, the commission shall be paid in the currency in which the order will be settled and shall become due upon complete payment of the order and after the release of all guarantees, bonds and sureties related to the order.

11.5 Irrespective of Siemens selling Contractual Products in the Territory as per Subsection 8.2.

Distributor shall perform product support, technical support, service, installation, warranty,

modifications and after sales support relevant for Contractual Products sold in the Territory.

12. Non-Competition

12.1 The Distributor shall not, without the prior written consent of Siemens:

12.1.1 copy Contractual Products or parts thereof;

12.1.2 develop, manufacture, act as intermediary for, or distribute products that compete directly with Contractual Products or parts thereof;

12.2 Without the prior written consent of Siemens, the Distributor shall not promote, mediate or sell

Contractual Products outside the Territory.

13. Third Party Claims

13.1 The Distributor shall inform SLC and Siemens immediately in the event a third party, directly or indirectly, brings a claim against Siemens or SLC, including but not limited to claims where the

Distributor intends to claim indemnification from Siemens or SLC. The Distributor shall not of its own accord acknowledge such claims by third parties. The Distributor shall assist Siemens and/or

SLC in defending such claims, including but not limited to claims arising in a lawsuit, and shall act only in accordance with the written instructions of Siemens. Siemens shall reimburse the

Distributor for expenses incurred in such defense.

13.2 If a third party raises well-founded claims against the Distributor on the grounds of or in connection with an infringement of intellectual property rights because of the delivery of Contractual Products,

Siemens shall be obliged, at its own discretion and cost and to the exclusion of any further liability on the part of Siemens, either:

13.2.1 to acquire the rights to use from the person or entity entitled to grant such rights; or

13.2.2 to modify the infringing product parts so as not to infringe upon the said rights; or

13.2.3 to replace the infringing product parts with non-infringing parts; or

13.2.4 if the above is not reasonably achievable, to take back the products in question against reimbursement of the sales price, less depreciation.

Claims shall be deemed well founded only if they are acknowledged a approach by Siemens or finally adjudicated as such in a legal proceeding defended by the Distributor at the instruction of Siemens.

14. Inventions and Intellectual Property Rights

The Distributor shall ensure that Siemens is promptly informed whenever the Distributor or any of its employees acquires the right to dispose of inventions, industrial property rights or other intellectual property rights concerning Contractual Products, and the Distributor shall first offer

Siemens the right to acquire the rights in such inventions, industrial property rights or other intellectual property rights.

15. Confidentiality

Except as necessary for the performance of this Agreement, the Distributor shall not disclose to third parties any technical or marketing information (e.g. drawings, internal interfaces, software) of a confidential nature which it may acquire in the course of its cooperation with Siemens and/or

SLC, and shall also prevent the aforementioned information from being disclosed to or used by unauthorized persons or parties. Where such information is permitted to be passed on to customers,

the customer shall be bound by a substantially similar obligation.

The terms of this provision shall survive the termination of this Agreement.

16. Assignability

The Distributor shall neither assign, transfer nor delegate any rights arising from this Agreement to third parties without the prior written consent of Siemens except otherwise provided in this Agreement.

17. Limitation of Liability

Siemens and SLC shall be liable with respect to the Contractual Products in accordance with the general terms and conditions specified in Subsection 9.4. Any further liability under this Agreement, in particular for indirect or consequential damages or loss of profit shall be excluded except where liability is legally compulsory.

18. Registration

Siemens will register in its name all Contractual Products in the Territory according to Chinese legal requirements as necessary. Siemens will pay all fees and expenses, which are directly related thereto. Siemens will make registration licenses available to the Distributor.

19. Actions upon Termination

19.1 Upon termination of the Agreement, the Distributor shall return to Siemens and SLC without delay all business records and any copies thereof (in particular, but not limited to, technical data and drawings, price lists, advertising material) which have been made available to it by Siemens and

SLC. Notwithstanding the foregoing, insofar as such business records remain necessary for the execution of orders already received or offers which were submitted as binding, the business records shall be handed over to SLC and Siemens immediately after the performance of said order or offer has been completed.

19.2 Upon termination of the Agreement for whatever reason, the Distributor shall be entitled to those commissions not yet due for transactions concluded before the termination date of this Agreement,

to be calculated according to the extent of the Distributor's contribution a the termination date and taking into account the services that will not be rendered by the Distributor as a consequence of the termination of the Agreement, to be paid according to the provisions of Subsection 11.4. Additional claims for commissions shall be excluded.

19.3 Upon termination or expiration of this Agreement, Siemens shall, at a price in U.S.Dollars equivalent to the restvalue of stocked Contractual Products repurchase from the Distributor all unsold stocked Contractual Products to which the Distributor and/or the Distributor's Subsidiaries hold title and which have been purchased pursuant to Siemens' recommendation for spare parts and demonstration stock. The amount actually paid for the stock shall be net of amounts owed for

Products by Distributor.

19.4 All other claims of the Distributor arising from or in connection with the termination of this

Agreement shall be excluded.

20. Duration of Agreement, Termination

20.1 This Agreement shall become effective upon its signature and shall remain in effect for a period of

5 years based upon successful completion of yearly business objectives. Unless this agreement is terminated earlier as provided herein, this agreement can be extended for an additional successive year period if the parties mutually agree. For the purpose of this section 20, SLC and

Siemens shall be considered as one Party, and Siemens shall represent SLC.

In the event that the distributor fails to achieve at least ninety percent (90%) of the projected annual sales amount in a given year as defined in paragraph 2.3, there will be a six (6) month probation period with specific objectives, which shall enable the distributor to implement corrective measures according to paragraph 5.1.

Siemens shall have the right to terminate this Agreement prematurely upon (30) days written notice if the Distributor fails to implement the corrective measures and achieve the objectives during the 6 months probation period.

20.2 Notwithstanding the provisions of Subsection 20.1, either Party is entitled to terminate this

Agreement prematurely and with immediate effect for important reasons.

An important reason shall be deemed to exist, for example, if:

20.2.1 there exists a Force Majeure or other circumstance beyond a Party's reasonable control which hinders the Party's performance under this Agreement for more than six

(6) months;

20.2.2 the Distributor violates the provisions of Section 12;

20.2.3 a petition is filed against a Party under the provisions of the laws of insolvency or bankruptcy;

20.2.4 the Distributor's legal or ownership status or management substantially changes in such a way that Siemens' adherence to this Agreement cannot reasonably be expected;

20.2.5 a Party is in serious arrears with respect to its payment commitments or otherwise materially breaches this Agreement so that the other Party's adherence to this

Agreement cannot reasonably be expected; or

20.2.6 Siemens decides to discontinue the sale of all or individual Contractual Products prior to the end of the duration of the Agreement as per Subsection 20.1.

20.3 Furthermore, Siemens shall have the right to terminate this Agreement prematurely in the event:

20.3.1 the Distributor acquires, directly or indirectly, an interest in a company competing with

Siemens or concludes contracts with such company giving the Distributor a dominant influence over such company; or

20.3.2 a company competing with Siemens acquires, directly or indirectly, an interest in the

Distributor.

The Distributor agrees to inform Siemens immediately by registered letter of the identity of SLC competing with Siemens in which the Distributor has acquired an interest or which has acquired an interest in the Distributor, and when such interest has been acquired. In that case, Siemens shall decide whether it will continue the distributor relationship. Siemens shall notify the Distributor of its decision within a period of thirty (30) days after receipt of the letter from the Distributor. In the event Siemens decides to terminate this Agreement, the termination shall be effective as of its notification to the Distributor.

20.4 If the Distributor intends to act as agent or distributor of electric and electronic products of a third party, other than those which compete with Contractual Products, it shall immediately inform

Siemens thereof. In such case, the provisions of Subsection 20.3 shall apply.

20.5 Notice of termination shall be given by registered letter. If transmittal by registered letter is not possible, any other form of transmittal shall be deemed sufficient.

20.6 The Distributor shall ensure that, upon termination of this Agreement, all sub-agreements entered into by him shall be canceled such that, to the extent feasible, they expire on the date of termination of this Agreement.

21. Notices

All notices which any of the Parties is required or desires to serve upon the others pursuant to the terms of this Agreement shall be in writing and shall be delivered to the following addresses:

to the Distributor: U.S.-China Industrial Exchange, Inc.

7201 Wisconsin Avenue

Suite 703

Bethesda, Maryland 20814

United States of America

to SLC: Siemens Ltd., China

Medical Solutions

7, Wangjing Zhonghuan Nan Lu

Chaoyang District

P.O.B. 8543

100015 Beijing

People's Republic of China

to Siemens Siemens Aktiengesellschaft

CD S4

Wittelsbacherplatz 2

D-80333 München

Federal Republic of Germany

22. Arbitration

All disputes arising out of or in connection with the present Agreement, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris, by three (3) arbitrators appointed in accordance with the said Rules.

Each party shall nominate one (1) arbitrator for confirmation by the competent authority under the applicable Rules (Appointing Authority). Both arbitrators shall agree on the third arbitrator within thirty (30) days. Should the two arbitrators fail, within the above time limit, to reach agreement on the third arbitrator, the latter shall be appointed by the Appointing Authority. If there are two or more defendants, any nomination of any arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail, within the time limit fixed by the Appointing Authority, to agree on such joint nomination, the proceedings against each of them must be separated.

The seat of arbitration shall be Zurich, Switzerland. The procedural law of this place shall apply where the Rules are silent.

The language to be used in the arbitration proceeding shall be English.

23. Applicable Law

The contractual relations between the Parties shall be governed by the provisions of this Agreement and its Annexes and all other agreements regarding its performance, and otherwise in accordance with the substantive law in force in the Federal Republic of Germany, excluding the provisions regulating commercial agents (section 84 through section 92c of the Handelsgesetzbuch). The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980, shall be excluded. If not specified otherwise by the Parties, any trade terms used in the implementation of this Agreement shall be interpreted according to the International Terms defined by the ICC (International Chamber of Commerce, Paris) INCOTERIVIS in the version applicable at the time of the transaction.

24. Compliance with the Law

The Distributor shall strictly comply with all laws and regulations regarding the performance of the activities applicable to the Distributor. Without limitation, the Distributor agrees to comply with the requirements of anti-corruption law applicable to the Parties.

25. Compliance with Export Control Regulations

The Parties undertake to comply with all export control regulations of the national authorities, the authorities in the Federal Republic of Germany, in the European Community and in the United States of America. In order to conduct export control checks the Distributor, upon request by Siemens, shall provide Siemens with all information pertaining to the ultimate customer and the end use of the Contractual Products, as well as any existing export control restrictions regarding the Contractual Products.

If the possibility cannot be excluded that the Contractual Products may be used in combination with arms-related goods or for the production of such goods, the Distributor shall not pursue such business.

Siemens will not perform deliveries, orders and other obligations under this Agreement if that performance is hindered by the applicable export laws and regulations ions of the national authorities, the authorities of the Federal Republic of Germany, the Europe Community the United States of America or of other countries.

26. Written Form

Modifications of or amendments to this Agreement shall be valid only when made in writing. This procedure may only be waived by written instrument.

27. Legally Void or Unfeasible Provisions

Should individual provisions of this Agreement be legally void or unfeasible, the validity of the remaining Agreement shall not be affected thereby. In such a case the Parties shall by mutual agreement substitute for the provisions concerned a provision considered substantially equivalent in economic terms.

Munich, October I I, 2001

Siemens Aktiengesellschaft U.S-China Industrial Exchange, Inc.

/S/ Tobias Reisner /S/ Roberta Lipson

Acknowledged:

Siemens Ltd., China, 25th of September 2001

____________________________________________

Annexes l - 5

Annex 1

to the Distribution Agreement, dated 25th of September 2001, Beijing between

Siemens Aktiengesellschaft, Berlin and Munich

and

U.S-China Industrial Exchange, Inc., Bethesda, Maryland

Contractual Products referred to in Subsection 1.3 include:

* * * * * * * * * * * *

The products, systems and services for Ultrasound Colourflow of the Siemens Group Medical Solutions

(Med)

Currently defined as:

- Semolina Sienna family

- Sonoline Omnia family

- Sonoline Elegra family

- Acuson Sequoia family

- Acuson Aspen family

- Acuson Cypress family